            Exhibit 10.6

LUMINAR TECHNOLOGIES, INC.

MANAGEMENT LONGER TERM EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Participants with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business. The Plan permits the grant of Incentive Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and/or one or more Subsidiaries own a controlling interest.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Class A Stock or Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Assumed Warrants” has the meaning set forth in the Merger Agreement.

(e) “Award” means, individually or collectively, a grant of Incentive Shares under the Plan.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Administrator and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Parent or Subsidiary or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(i) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock or (z) to a continuing or surviving entity described in Section 2(i)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(i)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(i), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Code Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j) “Class A Stock” shall mean Class A common stock of the Company.

(k) “Class B Stock” shall mean Class B common stock of the Company.

(l) “Closing Date” has the meaning set forth in the Merger Agreement.

(m) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(n) “Code Section 409A” means Code Section 409A, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(o) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4.

(p) “Common Share Price” has the meaning set forth in the Merger Agreement.

(q) “Common Stock” means, collectively, the Class A Stock and the Class B Stock.

(r) “Company” means Luminar Technologies, Inc., a Delaware corporation, or any successor thereto.

(s) “Director” means a member of the Board.

(t) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(u) “Effective Date” means the date that is six (6) months following the Effective Time (as defined in the Merger Agreement).

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Class A Stock determined as follows:

(i) If the Class A Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable (or the closing price on the most recent prior trading day, if no sales were reported on the day of determination);

(ii) If the Class A Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of an Incentive Share will be the mean between the high bid and low asked prices for the Class A Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Class A Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Code Section 409A.

(x) “Incentive Period” means the period commencing on the Effective Date and ending on the date this Plan is terminated in accordance with its terms.

(y) “Incentive Shares” means a share of Class A Stock issued under this Plan pursuant to Section 3(a), as adjusted in accordance with Section 7.

(z) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 24, 2020, by and among the Company, Dawn Merger Sub, Inc., Dawn Merger Sub II, LLC, and Luminar Technologies, Inc.

(aa) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb) “Participant” means each person who is, at each relevant grant date, a Service Provider selected by the Administrator to whom the Company issues or causes to be issued Incentive Shares from time to time in the Administrator’s sole discretion.

(cc) “Period of Restriction” means the period, if any, during which the underlying Triggering Event with respect to Incentive Shares issued pursuant to Section 3(c) has not yet occurred, during which such Incentive Shares are therefore subject to a substantial risk of forfeiture.

(dd) “Plan” means this Management Longer Term Equity Incentive Plan.

(ee) “Rollover Options” has the meaning set forth in the Merger Agreement.

(ff) “Rollover Restricted Stock” has the meaning set forth in the Merger Agreement.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Service Provider” means an employee or consultant of the Company or its Affiliates.

(jj) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(kk) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

(ll) “Triggering Event I” means the date on which the Common Share Price is greater than $31.00 after the Closing Date, but within the Incentive Period.

(mm) “Triggering Event II” means the date on which the Common Share Price is greater than $34.00 after the Closing Date, but within the Incentive Period.

(nn) “Triggering Event III” means the date on which the Common Share Price is greater than $37.00 after the Closing Date, but within the Incentive Period.

(oo) “Triggering Event IV” means the date on which the Common Share Price is greater than $40.00 after the Closing Date, but within the Incentive Period.

(pp) “Triggering Event V” means the date on which the Common Share Price is greater than $43.00 after the Closing Date, but within the Incentive Period.

(qq) “Triggering Event VI” means the date on which the Common Share Price is greater than $46.00 after the Closing Date, but within the Incentive Period.

(rr) “Triggering Events” means Triggering Event I, Triggering Event II, Triggering Event III, Triggering Event IV, Triggering Event V and Triggering Event VI, collectively.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to Section 7, the maximum aggregate number of Incentive Shares that may be issued under the Plan shall be as follows (which Incentive Shares may be authorized, but unissued, or reacquired Class A Stock):

(i) upon the occurrence of Triggering Event I, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time;

(ii) upon the occurrence of Triggering Event II, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time;

(iii) upon the occurrence of Triggering Event III, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time;

(iv) upon the occurrence of Triggering Event IV, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A

Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time;

(v) upon the occurrence of Triggering Event V, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time; and

(vi) upon the occurrence of Triggering Event VI, a one-time issuance of a number of Incentive Shares equal to 1.25% of the total (A) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (B) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (C) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (D) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time.

(b) Lapsed Awards. If, during a Period of Restriction (if any), a Participant forfeits his or her Incentive Shares, then such forfeited Incentive Shares shall again become available for issuance under this Plan to the Participants and in the amounts determined by the Administrator in its sole discretion.

(c) Incentive Shares Granted. The Administrator shall be entitled to cause the Company to issue the applicable Incentive Shares to Participants prior to, upon or following the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Participants be entitled to receive more than an aggregate number of Incentive Shares equal to 7.5% of the total (I) outstanding shares of Class A Stock and Class B Stock as of immediately following the Effective Time, plus (II) number of shares of Class A Stock subject to the aggregate number of Rollover Options to be issued pursuant to Section 3.05(a) of the Merger Agreement after the Effective Time, plus (III) number of shares of Rollover Restricted Stock to be issued pursuant to Section 3.05(b) of the Merger Agreement after the Effective Time, plus (IV) number of shares of Class A Stock subject to the aggregate number of Assumed Warrants to be issued pursuant to Section 3.06 of the Merger Agreement after the Effective Time; provided, further, that if the Company grants Incentive Shares to a Participant prior to the Triggering Event to which such grant pertains, such Incentive Shares will be subject to a forfeiture provision that will lapse upon the occurrence of such Triggering Event.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan, as may be determined from time to time by the Board.

(ii) Rule 16b-3. To the extent determined desirable by the Board to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by the Board or, to the extent determined by the Board, a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(w);

(ii) to select the Service Providers to whom Incentive Shares may be granted hereunder;

(iii) to determine the number of Incentive Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(vii) to modify or amend each Award (subject to the terms of the Plan);

(viii) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 8;

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Delegation by the Administrator. To the extent permitted by Applicable Laws, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.

5. Incentive Shares.

(a) Grant of Incentive Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Incentive Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Incentive Share Agreement. Each Award will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Incentive Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine (not inconsistent with the terms of this Plan). Unless the Administrator determines otherwise, the Company as escrow agent will hold Incentive Shares that are subject to a Period of Restriction until the Period of Restriction has lapsed.

(c) Transferability. Except as provided in this Section 5 or the Award Agreement, Incentive Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Incentive Shares as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 5, Incentive Shares will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.

(f) Voting Rights. During a Period of Restriction, Service Providers holding Incentive Shares may exercise full voting rights with respect to those Incentive Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During a Period of Restriction, any dividends or distributions paid with respect to Incentive Shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the Incentive Shares with respect to which they were paid.

6. Transferability of Awards. Unless determined otherwise by the Administrator, an Incentive Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution during a Period of Restriction. If the Administrator makes Incentive Shares transferable, such Incentive Share award will contain such additional terms and conditions as the Administrator deems appropriate.

7. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Incentive Shares, subdivision of the Incentive Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Class A Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Class A Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 7 shall be made in a manner that does not result in taxation under Code Section 409A.

(b) Change in Control. If, during the Incentive Period, there is a Change in Control that will result in the holders of Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such Change in Control (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred and (ii) the Company may issue the applicable Incentive Shares to Participants (in accordance with the terms hereof), and the Participants shall be eligible to participate in such Change in Control.

8. Tax.

(a) Withholding Requirements. Prior to the delivery of any Incentive Shares or prior to any time the Incentive Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Incentive Shares.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Incentive Shares, or (iii) delivering to the Company already-owned shares. Except as otherwise determined by the Administrator, the Fair Market Value of the Incentive Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Code Section 409A.

9. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary or Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary or Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

10. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

11. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

12. Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Incentive Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

13. Term of Plan. Subject to Section 16 of the Plan, this Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of five (5) years measured from the Effective Date, unless terminated earlier under Section 14 of the Plan.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend (except as would conflict with Schedule 9.06 of the Merger Agreement), suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Incentive Shares will not be issued pursuant to an Award unless the issuance and delivery of such Incentive Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the receipt of Incentive Shares, the Company may require the person receiving such Incentive Shares to represent and warrant at the time of any such receipt that the Incentive Shares are being purchased only for investment and without any present intention to sell or distribute such Incentive Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue such Incentive Shares as to which such requisite authority will not have been obtained.

17. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

18. Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

o  O  o